Exhibit 10.2

CONFIDENTIAL

Cornerstone Building Brands, Inc.
5020 Weston Parkway, Suite 400
Cary, North Carolina 27513

April XX, 2024
[see list of signatories below*]
c/o the address maintained on file with the Company
Amendment to Employment Agreement
Dear [name*]:
Reference is made to your Employment Agreement (the “Employment Agreement”) previously entered into with Cornerstone Building Brands, Inc. (the “Company”) [and its wholly-owned subsidiary, Ply Gem Industries, Inc.**].
This letter agreement sets forth our mutual understanding and agreement as to the following two matters:
1.Effective as of the date of this letter agreement and for all purposes (including paragraph 2 of this letter agreement), any reference in your Employment Agreement to “Change in Control” shall refer to the definition attached hereto rather than the definition currently set forth in your Employment Agreement.

2.In consideration of your entry into this letter agreement, in the event that your employment is terminated within twelve (12) months following the date of this letter agreement, and such termination entitles you to severance payments under the Employment Agreement, you will receive, as additional severance pay, an additional three (3) months of your base salary paid in monthly installments following your termination date (and subject to any applicable release requirements under the Employment Agreement).

[Signature page follows]

If the foregoing is consistent with your understanding and agreement, please sign below and return a copy of this letter agreement to the Company, keeping a copy for your records. Other than as set forth herein, your Employment Agreement shall remain in full force and effect in accordance with its terms.
CORNERSTONE BUILDING BRANDS, INC.

____________________________________
Name:
Title: Authorized Signatory

[PLY GEM INDUSTRIES, INC.**]

____________________________________
Name:
Title: Authorized Signatory

Accepted and agreed:

______________________________

*The following individuals have entered into this letter agreement:

Rose Lee
Jeffrey Lee
Alena Brenner

**Included in the letter entered into by Alena Brenner and Jeffrey Lee

Attachment
A “Change in Control” of Cornerstone Building Brands, Inc. (the “Company”) shall mean:
(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes, on any date, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities, excluding (A) any such acquisition by any person that already directly or indirectly owns securities representing such percentage of the voting power of the Company’s then outstanding securities as of such date (a “Controlling Person”) and (B) any direct or indirect acquisition of the Company’s then outstanding securities by a person which is inadvertent and/or otherwise not entered into for the purpose of, and does not have the effect of, changing or influencing the control of, the Company (including, but not limited to, the sale of securities by a Controlling Person in the public market) (clause (A) or (B), a “Non-Control Transaction”);

(ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a “Transaction”), the persons who were directors of the Company immediately before the Transaction (each, an “Incumbent Director”) shall cease to constitute a majority of the Board or the board of directors or any successor to the Company (or, if applicable, the parent thereof resulting from the Transaction); provided that any director elected or nominated for election to the Board (or such board) by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (ii), except that any member of the Board whose initial assumption of office occurs as a result of (including by reason of the settlement of) an actual or threatened proxy contest, election contest or other contested election of directors shall in no event be considered an Incumbent Director;
(iii) the Company is merged or consolidated with another person, or transfers substantially all of its assets to another person, and immediately following the merger, consolidation or transfer either (x)(I) less than fifty percent (50%) of the outstanding voting securities of the acquiring, surviving or resulting person (as applicable), or, if applicable, the ultimate parent entity of such person, shall then be owned in the aggregate by the former stockholders of the Company or (II) fifty percent (50%) or more of the outstanding voting securities of the acquiring, surviving or resulting person (as applicable), or, if applicable, the ultimate parent entity of such person, shall then be owned in the aggregate by the direct or indirect former stockholders of the Company but other than in substantially the same relative proportions as immediately prior to such transaction, and in each case excluding a Non-Control Transaction or (y) the individuals who were members of the Incumbent Board immediately prior to the agreement providing for such transaction constitute less than a majority of the members of the board of directors of the acquiring, surviving or resulting person (as applicable), or, if applicable, the ultimate parent entity of such person, and in each case excluding a Non-Control Transaction; or
(iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities (excluding a Non-Control Transaction).
Notwithstanding anything in this definition, to the extent that any payment or benefit provided for under this Agreement constitutes “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that is payable as a result of (either directly or indirectly) a Change in Control shall only be payable if such Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code.

The employee signing the letter agreement to which this Attachment is attached agrees that the foregoing definition of “Change in Control” shall apply for all purposes under the compensation plans and benefit arrangements of the Company and such employee to which such employee is a party (including equity awards) such that, if a transaction or other event would not be a Change in Control under the foregoing definition but would be a Change in Control under another such plan or arrangement, such transaction or other event shall also not be a Change in Control under such other plan or arrangement.